                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): JANUARY 24, 2005

                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


            0-25033                                  63-1201350
   (Commission File Number)               (IRS Employer Identification No.)


  17 NORTH 20TH STREET, BIRMINGHAM, ALABAMA                            35203
   (Address of Principal Executive Offices)                         (Zip Code)

                                 (205) 327-3600
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 24, 2005, The Banc Corporation (the "Company") announced that it had entered into a series of agreements setting forth

o The employment of C. Stanley Bailey as Chief Executive Officer and a director of the Company and its subsidiary The Bank, C. Marvin Scott as President of the Company and The Bank, and Rick D. Gardner as Chief Operating Officer of the Company and the Bank;

o The purchase by Mr. Bailey, Mr. Scott and Mr. Gardner, along with other investors, of 925,636 shares of common stock of the Company at $8.17 per share in a private placement consummated simultaneously with the employment of Mr. Bailey, Mr. Scott and Mr. Gardner; and

o Arrangements under which James A. Taylor would continue to serve as non-executive Chairman of the Board of the Company and James A. Taylor, Jr. would continue to serve as a director of the Company, but would cease to serve as Chief Executive Officer and President, respectively, of the Company and as officers and directors of The Bank.

     See Items 3.02 and 5.02 below for additional information, including a brief description of the terms and conditions of such agreements that are material to the Company.


ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On January 24, 2005, in connection with the arrangements with James A. Taylor and James A. Taylor, Jr. described under Item 1.01 above and more particularly described under Item 5.02 below, the Employment Agreement, dated January 1, 2002, between the Company and James A. Taylor and the Employment Agreement, dated September 19, 2000, between the Company and James A. Taylor, Jr. were terminated.

     See Item 5.02 below for additional information, including a brief description of the terms and conditions of such agreements that are material to the Company.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

     On January 24, 2005, in connection with the agreements described in Item
1.01 above, the Company issued an aggregate of 925,636 shares of its common stock (representing approximately 4.96% of its outstanding common stock) to the following persons and in the following amounts at a purchase price of $8.17 per share, the last reported sale price of the Company's common stock on the NASDAQ National Market System on January 21, 2005:

                        PURCHASER (1)                   NUMBER OF SHARES
                        -------------                   ----------------
                  C. Stanley Bailey                          264,686
                  C. Marvin Scott                            152,998
                  Rick D. Gardner                             61,199
                  Duane Bickings                              12,239
                  Forest Hill Select Fund, LP                396,266
                  Forest Hill Offshore, Ltd.                  32,129
                  David Hiden                                  6,119

(1) In some cases, purchases were effected in whole or in part through retirement accounts or escrow accounts for the benefit of the indicated purchaser.

         The shares were issued in a private placement for cash pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 under the Securities Act, as the shares were issued to a limited number of investors in a transaction not involving any public offering and were issued solely to "accredited investors", as such term is defined under Rule 501 under the Securities Act. The Company intends to use substantially all of the proceeds of the sale of shares to fund amounts required to be paid by the Company in connection with the agreements described in Item 1.01 above, including amounts payable to James A. Taylor and James A. Taylor, Jr. under the Company's agreements with them and amounts payable with respect to professional fees and other expenses of the transactions contemplated by such agreements.

         In connection with the private placement, the Company and the investors entered into a Stock Purchase Agreement containing customary representations, warranties and covenants, including restrictions on transfer of the shares purchased. In addition, the Company and the investors entered into a Registration Rights Agreement, pursuant to which the Company agreed to effect up to three demand registrations under the Securities Act with respect to the offer and sale by the investors of the shares purchased by them, subject to the satisfaction of customary conditions, and to provide unlimited "piggyback" registrations in connection with registrations effected by the Company otherwise than by request of any of the investors. The Registration Rights Agreement contains customary representations, warranties and covenants of the parties, including covenants with respect to indemnification for material misstatements or omissions by either party in a registration statement, prospectus or other document relating to a registration filed pursuant to the Registration Rights Agreement. The Company's obligations under the Registration Rights Agreement will terminate at such time as all shares purchased by the investors are eligible for resale pursuant to Rule 144(k) under the Securities Act.


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

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

BACKGROUND

         As described above, on January 24, 2005, the Company entered into a series of agreements in order to (a) arrange for the employment of a new Chief Executive Officer and director, and additional new members of senior management,
(b) make certain arrangements with the prior Chief Executive Officer and President with respect to their cessation of employment as officers, with respect to their continued services as Chairman of the Board of Directors and as a director, respectively, and with respect to certain amounts and benefits payable to them upon such cessation, and (c) sell shares of the Company's common stock in a private placement to the new executives and other investors, with the proceeds of such sale to provide a source of funding for the payment of cash amounts due to the prior Chief Executive Officer and President. The following sections provide information on the new members of senior management, material terms of the Company's agreements with the new and former officers, and certain financial impacts of the transactions contemplated by the agreements.

NEW EXECUTIVE OFFICERS

         Effective immediately, the following persons have been named to the offices with The Banc Corporation indicated below:

            NAME                    AGE     ALL POSITIONS WITH THE COMPANY (1)
            ----                    ---     ----------------------------------

     C. Stanley Bailey               55     Chief Executive Officer and Director
     C. Marvin Scott                 55     President
     Rick D. Gardner                 45     Chief Operating Officer
     Duane Bickings                  53     Chief Credit Officer

(1) Each of Messrs. Bailey, Scott and Gardner has also been named to the identical position with The Bank. Mr. Bailey will serve as Chairman of the Board of The Bank, and Mr. Scott and Mr. Gardner will serve as directors of The Bank. Each of Mr. Scott and Mr. Gardner will be appointed as a director of the Company effective on or before December 31, 2005, if then permitted by the NASDAQ Stock Market Marketplace Rules, or, if not so permitted on or before December 31, 2005, then as soon thereafter as is permitted by the NASDAQ Stock Market Marketplace Rules.

         Mr. Bailey was founder, chairman and chief executive officer of Superior Financial Corp., Little Rock, Arkansas, a financial services company that was the parent company of Superior Bank, from late 1997 until the sale of the company in October 2003. From 1995 until 1997, he was Executive Vice President of Hancock Holding Company, Gulfport, Mississippi, a bank holding company. From 1971 until 1994, he held various positions with AmSouth Bancorporation, Birmingham, Alabama, serving most recently as vice chairman and a director.


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

         Mr. Scott served as President and Chief Operating Officer of Superior Financial Corp. from April 1998 through October 2003. From February 1996 until January 1998, he was Chief Retail Officer and Senior Vice President of Hancock Holding Company, and he was previously Executive Vice President - Consumer Banking at AmSouth Bank.

         Mr. Gardner was an officer of Superior Financial Corp. from October 1998 through October 2003, serving as Chief Administrative Officer and, previously, as Chief Financial Officer. From April 1996 until September 1998, he was Chief Financial Officer and then Chief Executive Officer of First Commercial Mortgage Company, Little Rock, Arkansas. He previously served as Chief Financial Officer of Metmor Financial, Kansas City, Missouri, and as an accountant with Grant Thornton. Mr. Gardner is a Certified Public Accountant.

         Mr. Bickings served as Chief Credit Officer of Superior Financial Corp. from 2001 through October 2003. He held various positions with Bank of America and predecessors from 1979 until 2001. He has served as a consultant to The Banc Corporation during 2004 and early 2005.

         Employment Agreements

         Mr. Bailey. Mr. Bailey and the Company have entered into an Employment Agreement, dated January 24, 2005, under which the Company has agreed to employ Mr. Bailey as Chief Executive Officer of the Company and The Bank for a term expiring January 31, 2008. The Employment Agreement automatically renews for successive one-year extensions on each anniversary of the commencement of the term unless either party gives the other 30 days' prior written notice of nonrenewal. Under the Employment Agreement, Mr. Bailey is entitled to an initial base salary at the annual rate of $400,000 per year and to an annual target bonus of 50% of his base salary, subject to the achievement of agreed-upon performance goals. Mr. Bailey is also entitled to participate in other bonus or long-term incentive plans applicable to similarly situated executive officers, and to participate in such insurance, medical and other employee benefit plans as may be provided to such executive officers. The Company is also required to provide Mr. Bailey with certain other benefits, including a term life insurance policy in the amount of at least $1 million, an automobile and customary automobile-related benefits, and initiation fees, dues and assessments for approved club memberships, and to pay certain relocation expenses. The agreement restricts Mr. Bailey's ability to engage in various activities competitive with the Company's business for one year after Mr. Bailey ceases to be employed by the Company.

         If Mr. Bailey's employment is terminated other than for Cause (as defined) or as a result of his death or disability, or if Mr. Bailey terminates the agreement as a result of certain adverse changes in his functions, duties or responsibilities or of another material breach by the Company of its obligations, Mr. Bailey is entitled to continued compensation at the then-current rate (including bonus compensation) for the then-remaining term of the agreement, provided that Mr. Bailey may elect to receive such payment in a lump sum discounted to present value using a 6% discount rate, and to the continuation of other benefits during such remaining term. If Mr. Bailey's employment is terminated as a result of his disability, he is entitled to continued compensation at his then-current rate (including bonus compensation) and the continuation of other benefits for one year. If Mr. Bailey's employment by the Company is terminated within two years following a Change in Control (as defined), other than for Cause or as a result of his death, disability or


                                       5
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retirement, or if Mr. Bailey terminates such employment following the occurrence of specified events within two years after a Change in Control, Mr. Bailey will be entitled to receive a lump sum payment equal to three times the sum of (i) his then-current base salary plus (ii) the target bonus he would have been entitled to receive, and he will be entitled to receive other benefits specified in the agreement. In addition, he will be entitled to a gross-up payment equal to the amount of any excise taxes imposed upon him as a result of such payments upon termination following a Change in Control.

         The agreement obligates the Company to appoint Mr. Bailey to the Board of Directors of the Company, and further provides that Mr. Bailey will be appointed as Chairman of the Board of the Company at such time, if any, as James
A. Taylor ceases to serve as Chairman of the Board. Mr. Bailey was appointed to the Board of Directors as of January 24, 2005, with an initial term expiring in 2006.

         Mr. Scott and Mr. Gardner. Mr. Scott and Mr. Gardner have entered into employment agreements with the Company and the Bank providing for terms substantially identical to those described above with respect to Mr. Bailey, except that (a) Mr. Scott's initial annual base salary is $300,000 and Mr. Gardner's initial annual base salary is $250,000; (b) the Company is obligated to provide term life insurance policies to Mr. Scott in the amount of $750,000 and to Mr. Gardner in the amount of $600,000; and (c) each of Mr. Scott and Mr. Gardner will be appointed as a director of the Company effective on or before December 31, 2005, if then permitted by the NASDAQ Stock Market Marketplace Rules, or, if not so permitted on or before December 31, 2005, then as soon thereafter as is permitted by the NASDAQ Stock Market Marketplace Rules.

         Stock Option Grants. Under their respective employment agreements, the Company is obligated to grant, and has granted as of January 24, 2005, options to acquire 711,970 shares of common stock to Mr. Bailey, 355,985 shares to Mr. Scott, and 355,985 shares to Mr. Gardner, each at an exercise price of $8.17 per share. Such options have a ten-year term. Such options vest and become exercisable as follows:

     o    50% on April 24, 2005;

     o 20% on the later of (x) the date on which the average closing price per share of the Company's common stock over a 15-consecutive-trading-day period (the "Market Value price") is at least $10 but less than $12, and (y) June 29, 2005 (the "Alternate Vesting Date");

     o 15% on the later of (x) the date on which the Market Value price is at least $12 but less than $14, and (y) the Alternate Vesting Date; and

     o 15% on the later of (x) the date on which the Market Value price is at least $14, and (y) the Alternate Vesting Date.

     o    To the extent not otherwise vested, on January 24, 2010.

         If an executive's employment is terminated for any reason other than
(i) voluntarily by the executive (other than after a Change in Control) or (i) by the Company with Cause, (a) the portion of such options that becomes vested on April 24, 2005 will immediately vest, to the extent not previously vested,
(b) if the Alternate Vesting Date has not occurred but any Market


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

Value price has been reached, the shares that would vest upon attainment of such Market Value price will be immediately vested notwithstanding that the Alternate Vesting Date has not yet occurred, and (c) vesting will continue through any remaining term of the employment agreement in accordance with its terms.

         Mr. Bickings. The Company has not entered into a formal employment agreement or similar arrangement with Mr. Bickings at this time.

         Equity Investment

         As described under Item 3.02 above, each of Mr. Bailey, Mr. Scott, Mr. Gardner and Mr. Bickings has purchased shares of the Company's common stock in a private placement at a purchase price of $8.17 per share.

ARRANGEMENTS WITH JAMES A. TAYLOR AND JAMES A. TAYLOR, JR.

         The Company was a party to an Employment Agreement, dated January 1, 2002, with James A. Taylor, formerly Chairman of the Board and Chief Executive Officer of the Company, and an Employment Agreement, dated September 19, 2000, with James A. Taylor, Jr., formerly President and Chief Operating Officer of the Company. These agreements are described in the Company's previous filings with the Securities and Exchange Commission, including the Company's Proxy Statement in connection with its 2004 Annual Meeting of Stockholders. Under these agreements, the transactions described above triggered various obligations of the Company to Mr. Taylor and Mr. Taylor, Jr. In order to resolve certain issues that arose in the construction of provisions of the agreements and to facilitate the equity investment and management transition described above, Mr. Taylor and Mr. Taylor, Jr. engaged in discussions with a committee of independent directors appointed by the Company's Board of Directors and, after such discussions, entered into new agreements with the Company which supersede the obligations of the Company under their employment agreements and which provide for payments to Mr. Taylor of a lesser amount over a longer period of time than would have been provided for under his employment agreement. Material terms of the new agreements are described below.

         Agreement with James A. Taylor. The Company's employment agreement with Mr. Taylor entitled him to certain payments based on his current compensation upon the occurrence of specified circumstances, and gave him the option to demand the discounted present value of such payments in a lump sum. The transactions described above would have triggered the Company's obligations to make such payments to Mr. Taylor. On January 24, 2005, the Company entered into an agreement with Mr. Taylor that provides that, in lieu of the payments to which he would have been entitled under his employment agreement, the Company will pay to Mr. Taylor $3,940,154.90 on January 24, 2005, $3,152,123.92 on
January 24, 2006, and $788,030.98 on January 24, 2007. The agreement also provides for the provision of certain insurance benefits to Mr. Taylor, the transfer of a "key man" life insurance policy to Mr. Taylor, and the maintenance of such policy by the Company for five years (with the cost of maintaining such policy included in the above amounts), in each case substantially as required by his employment agreement. The Company's obligation to provide such payments and benefits to Mr. Taylor is absolute and will survive the death or disability of Mr. Taylor.

         The agreement provides for various covenants by Mr. Taylor that were not contained in his employment agreement, including an agreement that Mr. Taylor will not engage in specified activities that are or could be competitive with the business of the Company or The Bank so long as he is receiving any benefits under the agreement or providing services to the Company or the Bank, as a director, consultant, employee or otherwise, and an agreement that he will not sell any shares of the Company's common stock or other securities of the Company for a year without the prior written consent of the Company. The agreement also contains customary covenants by Mr. Taylor concerning noninterference, nonsolicitation and nondisparagement. Mr. Taylor is permitted to be a passive investor (a) owning up to 5% of publicly traded entities which may be competitors of the Company or The Bank and (b) owning up to 10% of any bank(s) in which James A. Taylor, Jr. acts in an executive capacity, in each case without relinquishing his position as Chairman and a director of the Company.

         Mr. Taylor will continue to serve as non-executive Chairman of the Board of the Company.

         Agreement with James A. Taylor, Jr. The Company's employment agreement with Mr. Taylor, Jr. entitled him to certain payments based on his current compensation upon the occurrence of specified circumstances, and gave him the option to demand the discounted present value of such payments in a lump sum. The transactions described above would have triggered the Company's obligations to make such payments to Mr. Taylor, Jr. On January 24, 2005, the Company entered into an agreement with Mr. Taylor, Jr. that provides that, in lieu of the payments to which he would have been entitled under his employment agreement, the Company will pay to Mr. Taylor, Jr., $1,382,872.17 on January 24, 2005. The agreement also provides for the provision of certain insurance benefits to Mr. Taylor, Jr. and for the immediate vesting of his unvested incentive awards and deferred compensation in each case substantially as required by his employment agreement. The Company's obligation to provide such payments and benefits to Mr. Taylor, Jr. is absolute and will survive the death or disability of Mr. Taylor.

         The agreement provides for various covenants by Mr. Taylor, Jr. that were not contained in his employment agreement, including an agreement that Mr. Taylor, Jr. will not engage in specified activities that are or could be competitive with the business of the Company or The Bank so long as he is receiving any benefits under the agreement or providing services to the Company or the Bank, as a director, consultant, employee or otherwise, and an agreement that he will not sell any shares of the Company's common stock or other securities of the Company for a year without the prior written consent of the Company. The agreement also contains customary covenants by Mr. Taylor, Jr. concerning noninterference, nonsolicitation and nondisparagement. Mr. Taylor, Jr. is permitted to be a passive investor owning up to 5% of publicly traded entities which may be competitors of the Company or The Bank.

         Mr. Taylor, Jr. will continue to serve as a director of the Company. The agreement acknowledges that Mr. Taylor, Jr. may in the future serve as an investor, director and officer of a de novo bank or bank(s) in certain specified areas, and provides that he must resign as a director of the Company immediately upon initiating any such undertaking.

         Funding of Obligations. The new equity investment described in Items
1.01 and 3.02 above, which will involve gross proceeds of over $7.5 million to the Company, will be adequate to allow the Company to fulfill its cash payment obligations, net of tax effect, to Mr. Taylor and Mr. Taylor, Jr., and to pay certain other costs of the transactions described in this report. Accordingly, the Company believes that such transactions will have substantially no effect on the regulatory capital position of the Company and The Bank. In connection with the transaction, the Company expects to recognize after-tax expenses of approximately $7.9 million in the first quarter of 2005.

SECTION 7 - REGULATION FD

ITEM 7.01.  REGULATION FD DISCLOSURE.

         On January 24, 2005, the Company issued a press release which is attached to this Current Report on Form 8-K as Exhibit 99 and which announced the agreements and transactions described in this report. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibits

            Exhibit 4-1 Stock Purchase Agreement, dated January 24, 2005, between The Banc Corporation and the investors named therein.

            Exhibit 4-2 Registration Rights Agreement, dated January 24, 2005, between The Banc Corporation and the investors named therein.

            Exhibit 10-1 Employment Agreement, dated January 1, 2002, by and between The Banc Corporation and James A. Taylor, filed as Exhibit (10)-1 to The Banc Corporation's Quarterly Report on Form 10-Q for quarter ended March 31, 2002, is hereby incorporated herein by reference.

            Exhibit 10-2 Employment Agreement, dated September 19, 2000, by and between The Banc Corporation, The Bank and James A. Taylor, Jr., filed as Exhibit (10)-8 to The Banc Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, is hereby incorporated herein by reference.

            Exhibit 10-3 Agreement, dated January 24, 2005, between The Banc Corporation and James A. Taylor, Sr.

            Exhibit 10-4 Agreement, dated January 24, 2005, between The Banc Corporation and James A. Taylor, Jr.

            Exhibit 10-5 Employment Agreement, dated January 24, 2005, by and between The Banc Corporation, The Bank and C. Stanley Bailey.

            Exhibit 10-6 Employment Agreement, dated January 24, 2005, by and between The Banc Corporation, The Bank and C. Marvin Scott.

            Exhibit 10-7 Employment Agreement, dated January 24, 2005, by and between The Banc Corporation, The Bank and Rick D. Gardner.

            Exhibit 99 Press Release of The Banc Corporation issued January 24, 2005.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE BANC CORPORATION


Date: January 24, 2005                  By:     /s/ F. Hampton McFadden, Jr.
                                            ------------------------------------
                                                  F. Hampton McFadden, Jr.
                                                 Executive Vice President,
                                                General Counsel and Secretary



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